Exhibit 99.1


                                       Joint Filing Agreement


In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D with respect to the Common Stock of Commerce Energy Group, Inc., and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.


In witness hereof, the undersigned hereby executed this Agreement this 31st day of July, 2007.



                                    /s/ Daniel Zeff
                                    -------------------------------
                                    Daniel Zeff

                                    ZEFF HOLDING COMPANY, LLC

                                    By: /s/ Daniel Zeff
                                    Name: Daniel Zeff
                                    Title: Manager

                                    ZEFF CAPITAL PARTNERS I, L.P.
                                    By: Zeff Holding Company, LLC,
                                    as general partner

                                    By: /s/ Daniel Zeff
                                    Name: Daniel Zeff
                                    Title: Manager

                                    SPECTRUM GALAXY FUND LTD.

                                    By: /s/ Dion R. Friedland
                                    Name: Dion R. Friedland
                                    Title: Director



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